UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2026

MAUI LAND & PINEAPPLE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-06510	99-0107542
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
500 Office Road, Lahaina, Maui, Hawaii 96761 (Address of principal executive offices) (Zip Code)

(808) 877-3351
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	MLP	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective June 3, 2026, Maui Land & Pineapple Company, Inc., a Delaware corporation (the “Company”), appointed Ryan Panopio to serve as Chief Investment Officer of the Company.

The newly created executive role underscores the Company’s strategic commitment to optimize its land development pipeline and drive growth across its diverse real estate portfolio. The creation of the Chief Investment Officer role follows a period of financial and strategic progress for the Company. The Company recently reported a 24.5% increase in revenue, reaching $11.5 million, and highlighted over $11.0 million in contracted land sales during the first quarter of 2026.

Mr. Panopio, age 46, brings over two decades of progressive experience in real estate investment, capital markets, and financial planning to the Company. He most recently served as Head of Capital Markets, Americas and Lendlease Group (ASX: LLC), a multinational construction and real estate company, beginning in October 2023 to January 2026. Prior to beginning his role at Lendlease, Mr. Panopio was the Senior Director of Capital Transactions and Financial Planning & Analysis (FP&A) at Google Development Ventures between March 2020 and September 2023. His extensive background also includes a 14 year tenure at SunCal Companies, a prominent real estate development firm, where he held various leadership positions. He holds a Bachelor of Arts in Economics from the University of California, Irvine.

“We are thrilled to welcome Ryan as our Chief Investment Officer during this pivotal time for the Company,” said Race Randle, Chief Executive Officer of Maui Land & Pineapple Company. “As we continue to build momentum, Ryan’s deep expertise in structuring complex transactions and managing large-scale real estate investments will be invaluable to our future planning. We look forward to his direction in shaping our capital deployment strategy to drive growth in our portfolio and advance innovative ventures that align with our commitment to the Maui community.”

In connection with his appointment, Mr. Panopio will receive an annual base salary of $380,000. He will be eligible to receive equity awards under the Company’s 2017 Equity and Incentive Award Plan, with an annual incentive target equal to 50% of his then-current annual salary, and a long-term incentive target equal to 90% of his then-current annual salary. In addition, Mr. Panopio will be eligible to participate in the Company’s employee benefits plans and programs generally available to similarly situated executive officers of the Company in accordance with the terms and conditions of such plans and programs.

There are no arrangements or understandings between Mr. Panopio and any other person pursuant to which he was appointed as Chief Investment Officer. There are no family relationships between Mr. Panopio and any director or executive officer of the Company. Further, there are no relationships involving Mr. Panopio that are required to be reported pursuant to Item 404(a) of Regulation S-K.

The foregoing description of Mr. Panopio's employment terms does not purport to be complete and is qualified in its entirety by reference to the full text of his offer letter, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q with the Securities and Exchange Commission on or before August 14, 2026.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit Number	Description
99.1	Maui Land & Pineapple Company, Inc. Press Release dated June 9, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: June 9, 2026	By:	/s/ WADE K. KODAMA
Wade K. Kodama
Chief Financial Officer